                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                STERICYCLE, INC.
             (Exact name of Registrant as specified in its charter)

             DELAWARE                                        36-3640402
   (State or other jurisdiction                           (I.R.S. Employer
 of incorporation or organization)                     Identification Number)

              28161 NORTH KEITH DRIVE, LAKE FOREST, ILLINOIS 60045
                    (Address of principal executive offices)

              STERICYCLE, INC. 2000 NONSTATUTORY STOCK OPTION PLAN
                            (Full title of the plan)

                                 MARK C. MILLER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                STERICYCLE, INC.
              28161 NORTH KEITH DRIVE, LAKE FOREST, ILLINOIS 60045
                     (Name and address of agent for service)

                                 (847) 367-5910
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                       Proposed               Proposed
   Title of Each Class of                               Maximum                Maximum
      Securities To Be           Amount To Be      Offering Price Per     Aggregate Offering         Amount of
         Registered               Registered            Share(1)               Price(1)           Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock,                    750,000 shs.            $31.66             $23,745,000.00            $5,936.25
par value $.01 per share
======================================================================================================================

         (1) Computed pursuant to Rule 457(c), in accordance with Rule 457(h)(1), on the basis of the average of the high and low reported sales price on February 6, 2001 of a share of the Registrant's common stock on the Nasdaq National Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION

     The information required by Item 1 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The information required by Item 2 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The Registrant incorporates by reference in this Registration Statement the following documents that the Registrant has filed with the Securities and Exchange Commission (the "Commission"):

          (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; and

          (b) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000;

          (d) the description of the Registrant's common stock, par value $.01 per share, contained in the Registration Statement on Form 8-A that the Registrant filed on August 21, 1996, together with any amendment or report that the Registrant may file for the purpose of updating this description.

     All documents that the Registrant files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the filing of this Registration Statement but prior to the filing of a post-effective amendment which (i) indicates that all of the shares of the Registrant's common stock covered by this Registration Statement (the "Shares") have been sold, or which (ii) deregisters all of the Shares then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this Registration Statement from their respective dates of filing.

     Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement in this Registration Statement, or in any document filed after the filing of this



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

Registration Statement which is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes the earlier statement. The earlier statement shall be deemed to be incorporated in this Registration Statement only as so modified or superseded.

ITEM 4.   DESCRIPTION OF SECURITIES

     This item is not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Shares is being passed upon for the Registrant by Johnson and Colmar, 300 South Wacker Drive, Suite 1000, Chicago, Illinois 60601, who serve as the Registrant's outside general counsel. Partners of Johnson and Colmar beneficially own or have voting or investment power over 3,394 shares of the Registrant's common stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     In response to this item, the Registrant incorporates by reference in this Registration Statement its response to Item 14 ("Indemnification of Directors and Officers") of Part II ("Information Not Required in Prospectus") of the Registration Statement on Form S-1 that the Registrant filed on June 11, 1996 (Registration No. 333-05665) and which, as amended, was declared effective on August 22, 1996.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     This item is not applicable.

ITEM 8.   EXHIBITS

       4.1   Stericycle, Inc. 2000 Nonstatutory Stock Option Plan
       4.2   First Amendment to Stericycle, Inc. Nonstatutory Stock Option Plan
       5.1   Opinion of Johnson and Colmar
      23.1   Consent of Ernst & Young LLP
      23.2   Consent of Johnson and Colmar (filed as part of Exhibit 5.1)
      25.1 Power of attorney (included under the caption "Power of Attorney" on page 6)

ITEM 9.   UNDERTAKINGS

Rule 415 Offering

     The Registrant undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");



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

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that undertakings (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those undertakings is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are incorporated by reference in this Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

Filings Incorporating Subsequent Exchange Act Documents by Reference

     The Registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act which is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Commission Position on Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law or the Registrant's amended and restated certificate of incorporation, as described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Shares, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lake Forest, State of Illinois, on February 7, 2001.

                                       STERICYCLE, INC.


                                       By /s/ MARK C. MILLER
                                          --------------------------------------
                                          Mark C. Miller
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below who is then an officer or director of the Registrant authorizes Mark C. Miller, Richard T. Kogler and Frank J.M. ten Brink, or any one of them, with full power of substitution and resubstitution, to sign in his name and to file any amendments (including post-effective amendments) to this Registration Statement) and all related documents necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in this Registration Statement (as it may be so amended) as Mark C. Miller, Richard T. Kogler and Frank J.M. ten Brink, or any one of them, may deem appropriate, and to do and perform all other related acts and things necessary to be done.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 NAME                                 TITLE                              DATE
         /s/ JACK W. SCHULER                Chairman of the Board of
---------------------------------------     Directors
             Jack W. Schuler                                                         February 7, 2001


          /s/ MARK C. MILLER                President, Chief Executive
---------------------------------------     Officer and a Director
             Mark C. Miller                 (Principal Executive Officer             February 7, 2001


        /s/ FRANK J.M. TEN BRINK            Chief Financial Officer
---------------------------------------     (Principal Finance and
            Frank J.M. ten Brink            Accounting Officer)                      February 7, 2001




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


        /s/ JOHN P. CONNAUGHTON             Director
---------------------------------------
            John P. Connaughton                                                      February 7, 2001

         /s/ ROD F. DAMMEYER                Director
---------------------------------------
             Rod F. Dammeyer                                                         February 7, 2001

        /s/ PATRICK F. GRAHAM               Director
---------------------------------------
            Patrick F. Graham                                                        February 7, 2001

         /s/ JOHN PATIENCE                  Director
---------------------------------------
             John Patience                                                           February 7, 2001

        /s/ THOMAS R. REUSCHE               Director
---------------------------------------
            Thomas R. Reusche                                                        February 7, 2001

          /s/ PETER VARDY                   Director
---------------------------------------
              Peter Vardy                                                            February 7, 2001

          /s/ L. JOHN WILKERSON             Director
---------------------------------------
              L. John Wilkerson, Ph.D.                                               February 7, 2001





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